Exhibit 10.3

FIRST AMENDMENT TO THE

AMGEN INC. EXECUTIVE INCENTIVE PLAN

Effective December 6, 2004, Section III of the Amgen Inc. Executive Incentive Plan (the “Plan”) is amended and restated as follows:

“Eligibility to participate in the Plan is limited to senior executives of Amgen. Participants in the Plan (“Participants”) shall be elected annually by the Compensation Committee from those eligible to participate in the Plan.”

To record this First Amendment to the Plan as set forth herein, the Company has caused its authorized officer to execute this document this 7th day of December, 2004

AMGEN INC.

By:	/s/ BRIAN M. MCNAMEE
Title:	Senior Vice President, Human Resources